EXHIBIT 23.2



                                  GRABER & CO.
                          Certified Public Accountants
                              1100 Franklin Avenue
                            Garden City, N.Y.  11530
                                 (516) 742-0100
                               Fax: (516) 742-0150


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

     We consent to the incorporation by reference in this Registration Statement of Franklin Resources, Inc. on Form S-3 for the issuance of debt securities of our reports dated February 8, 1996 and January 31, 1995, on our audits of the financial statements of Heine Securities Corporation for the years ended December 31, 1995 and December 31, 1994. We also consent to the reference to our firm under the caption "Experts".


                                        /s/ Graber & Co.
                                        -------------------------
                                        Graber & Co.

     September 10, 1996
     Garden City, New York